Exhibit 99.1
NORTEL NETWORKS LIMITED
as Seller
and
FLEXTRONICS TELECOM SYSTEMS LTD.
as Purchaser

THIRD AMENDING AGREEMENT TO ASSET PURCHASE AGREEMENT
August 22, 2005

Stikeman Elliott LLP
3rd Amending Agreement — Flextronics

THIRD AMENDING AGREEMENT
TO ASSET PURCHASE AGREEMENT
     THIS THIRD AMENDING AGREEMENT TO ASSET PURCHASE AGREEMENT is made as of the 22nd day of August, 2005 (“Amending Agreement”) by and among Flextronics Telecom Systems Ltd., a Mauritius corporation (“Purchaser”), Flextronics International Ltd., a Singapore corporation acting through its Hong Kong office (the “Guarantor”) and Nortel Networks Limited, a Canadian corporation (“Seller”).
     WHEREAS the Purchase, the Seller and the Guarantor (collectively the “Asset Purchase Agreement Parties”) entered into an Asset Purchase Agreement dated as of June 29, 2004, whereby the Seller agreed to sell, and the Purchaser agreed to purchase, or cause the Designated Purchasers to purchase, as the case may be, the Assets related to the Operations (the “Purchase Agreement”);
     AND WHEREAS the Asset Purchase Agreement Parties entered into an amending agreement dated as of the 1st day of November, 2004 (the “First Amending Agreement”), whereby the Parties amended certain terms and conditions of the Purchase Agreement and certain of the Transaction Documents;
     AND WHEREAS the Asset Purchase Agreement Parties entered into a second amending agreement dated as of the 7th day of February, 2005 (the “Second Amending Agreement”), whereby the Parties amended certain terms and conditions of the Purchase Agreement and certain of the Transaction Documents;
     AND WHEREAS the Purchaser and Nortel Networks U.K. Limited completed as of the 1st day of November, 2004 the Facility/Design Closing pertaining to the Design Operations carried on by the UK Design Employees (“UK Design Closing”);
     AND WHEREAS the Purchaser, Seller and Nortel Networks Technology Corporation completed as of the 1st day of November, 2004 the Facility/Design Closing pertaining to the Design Operations carried on by the Canada Design Employees at the Ottawa Lab 2/Lab 10 Facility (“Canada Design Closing”);
     AND WHEREAS the Purchaser and the Seller completed as of the 7th day of February, 2005 the Facility/Design Closing for the Montreal Facilities on February 7, 2005 (the “Montreal Closing”);
     AND WHEREAS the Asset Purchase Agreement Parties have agreed to complete the Closing for the Chateaudun Facilities on August 22, 2005 (the
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“Chateaudun Closing”), and have agreed to enter into this Amending Agreement concurrently with this transaction; and
     AND WHEREAS the Asset Purchase Agreement Parties have further agreed to amend certain additional terms and conditions of the Purchase Agreement and certain of the Transaction Documents in accordance with the provisions of this Amending Agreement;
     NOW THEREFORE, in consideration of the mutual covenants herein contained, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.1 Capitalized Terms and Section References.
     All capitalized terms unless otherwise defined herein shall have the meaning ascribed thereto in the Purchase Agreement, and all section references unless otherwise specified shall refer to the Purchase Agreement.
ARTICLE 2
CHATEAUDUN CLOSING AND PRIORITY OF DOCUMENTS
Section 2.1 France APA.
     (a) Flextronics Chateaudun SNC, as a Designated Purchaser, and Nortel Networks S.A., as a Designated Seller, have as of the date hereof entered an “Agreement to Transfer Elements of a Business as a Going Concern (Contrat de Cession d’ Elements de Fonds de Commerce)” (the “France APA”). The Parties acknowledge that it is their intent that, except with respect to the undertakings provided in Section 1.4 of the France APA, the rights and obligations of the France APA should in no way increase or decrease the Parties’ respective rights or obligations under the Purchase Agreement. The Parties hereby agree that, except with respect to the undertakings provided in Section 1.4 of the France APA, to the extent there is or may be deemed to be any inconsistency between the terms of the France APA and the Purchase Agreement that the terms of the Purchase Agreement, as amended, shall prevail. The Parties further agree to use their best efforts to cause their Affiliates to take no action which is contrary to the foregoing.
     (b) For the avoidance of doubt, and without limiting the generality of the foregoing, the Parties agree that (i) the prorated allocations between Nortel
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Networks S.A. and Flextronics Chateaudun SNC of the taxes and charges related to the going concern and the employees transferred under the France APA shall be made pursuant to the provisions of Section 2.1(2), Excluded Assets, and Section 2.2, Assumed Liabilities of the Purchase Agreement; (ii) the transfer of contracts and purchase order subject to the consent of third parties provided for under Section 1.2 of the France APA shall be governed by Section 2.1(3), Non-Assignable Assets, of the Purchase Agreement; (iii) the adjustment process set forth in Section 2.4 of the Purchase Agreement shall apply with respect to all tangible assets transferred at the Chateaudun Closing other than the real property and improvements comprising the Chateaudun Facility; and (iv) the provisions of Sections 5.15 (Inventory Put Option) and Section 5.15 (Equipment Put Option) shall apply to the Inventory and Equipment transferred pursuant to Section 1.2 of the France APA .
Section 2.2 France Bill of Sale. Flextronics Telecom Systems, as Purchaser, and Nortel Networks S.A., as a Designated Seller, have as of the date hereof, entered into a “Bill of Sale (Acte de vente)” (the “France Bill of Sale”). The Parties acknowledge that it is their intent that the rights and obligations of the France Bill of Sale should in no way increase or decrease the Parties’ respective rights or obligations under the Purchase Agreement. The Parties hereby agree that to the extent there is or may be deemed to be any inconsistency between the terms of the France Bill of Sale and the Purchase Agreement that the terms of the Purchase Agreement shall prevail. The Parties further agree to use their best efforts to cause their Affiliates to take no action which is contrary to the foregoing.
Section 2.3 Notarial Deed. Flextronics Chateaudun SNC, as a Designated Purchaser, and Nortel Networks S.A. and Nortel Networks France SAS, as Designated Sellers, have as of the date hereof, entered into a “Notarial Deed (Acte Notarie)” (the “France Notarial Deed”). The Parties acknowledge that it is their intent that the rights and obligations of the France Notarial Deed should in no way increase or decrease the Parties’ respective rights or obligations under the Purchase Agreement. The Parties hereby agree that to the extent there is or may be deemed to be any inconsistency between the terms of the France Notarial Deed and the Purchase Agreement the terms of the Purchase Agreement shall prevail. The Parties further agree to use their best efforts to cause their Affiliates to take no action which is contrary to the foregoing.
Section 2.4 Adequacy of Consideration for Production Recognition Rights. The Parties hereby acknowledge that, subject to the adjustment process set forth in Section 2.4 of the Purchase Agreement, the aggregate purchase price paid by the Purchaser and Designated Purchaser to the Seller and Designated Seller under the France APA, the France Bill of Sale and the France Notarial Deed represent the overall consideration agreed upon by the Parties for all assets transferred at the
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Chateaudun Closing, regardless of the allocation of such purchase price among the assets transferred under each of the France APA, the France Bill of Sale and the France Notarial Deed, and that such consideration is commensurate with the value of said assets taken as a whole.
ARTICLE 3
EMPLOYMENT OFFERS BY AFFILIATES OF THE PURCHASER
TO FRANCE EMPLOYEES AND REPAIR EMPLOYEES IN THE U.K.
Section 3.1 France Employees.
     The parties hereby acknowledge that for purposes of Exhibit D-2 and the schedules thereto, the term “Designated Purchaser”, insofar as it relates to the France Employees shall refer to Flextronics Chateaudun S.N.C.
Section 3.2 Repair Employees.
     The parties hereby acknowledge that for purposes of Exhibit D-1 and the schedules thereto, the term “Designated Purchaser,” insofar as it relates to the Repair Employees, who are located in the United Kingdom, shall refer to Flextronics (UK) Design Services Limited.
ARTICLE 4
AMENDMENTS TO THE PURCHASE AGREEMENT
Section 4.1 Effective Time for Chateaudun Closing. Section 1.1(51) of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:
“Effective Time” means, with respect to any Effective Date, other than in connection to the Closing of the Chateaudun Facility, 12:01 a.m. (applicable local time) the day immediately after such Effective Date. For purposes of the Closing of the Chateaudun Facility, “Effective Time” means, with respect to the Effective Date, 12:01 am (applicable local time) the day of such Effective Date.
Section 4.2 Net Asset Value Definition. Section 1.1(79) of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:
“Facility/Design Closing Net Assets Value” means the aggregate value, determined in accordance with the terms of this Agreement and, to the extent consistent therewith, GAAP (save and except in
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relation to the Chateaudun Facility and the End of Life Inventory), of the net book value of the Facility/Design Assets transferred by Seller and the applicable Designated Seller at a Closing, minus the Facility/Design Assumed Liabilities assumed from Seller and the applicable Designated Seller at same applicable Closing. Subject to the foregoing, for purposes of calculating the Facility/Design Closing Net Assets Value, (a) the value of each item of Inventory, End of Life Inventory or Repair Inventory, as the case may be, shall be the price at which such Inventory, End of Life Inventory or Repair Inventory, as the case may be, is to be sold to Seller as part of the Product price (in the case of the Inventory and End of Life Inventory pursuant to the Amended and Restated Master Contract Manufacturing Services Agreement or, in the case of Repair Inventory, pursuant to the Repair Services Agreement), as determined in accordance with the books and records of the Seller or Designated Seller (except that the value of End of Life Inventory shall exclude any related provision for such purpose), and (b) the value of the Equipment will be calculated using a straight line depreciation methodology.
Section 4.3 Payment of the Purchase Price. Section 2.3(3) of the Purchase Agreement is hereby deleted and replaced in its entirety by the following:
“Subject to the provisions of Section 2.3(2), at each Facility/Design Closing, the relevant Designated Purchaser shall pay by wire transfer, to the Seller or applicable Designated Seller as the case may be, an amount equal to twenty-five percent (25%) of (i) the applicable Facility/Design Estimated Net Assets Value, plus (ii) the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing in Schedule 2.3(2) (collectively the “Initial Payment”). Thereafter, subject to appropriate adjustments to the Facility/Design Purchase Price for each Facility/Design Closing pursuant to the provisions of Section 2.4, Section 7.2 and Section 7.3, the Purchaser shall pay, or cause to be paid, to Seller (which Seller will accept on behalf of itself and/or the relevant Designated Seller) the amount of (i) the applicable Facility/Design Estimated Net Assets Value, plus (ii) the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing in Schedule 2.3(2), less the Initial Payment (the “Remaining Closing Amount”) in three (3) equal instalments according to the following payment schedule:
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Payment Amount	Payment Due Date
1/3 of Remaining Closing Amount	the first day of the third month after the Applicable Closing Date
1/3 of Remaining Closing Amount	the first day of the sixth month after the Applicable Closing Date
1/3 of Remaining Closing Amount	the first day of the ninth month after the Applicable Closing Date
Notwithstanding the above, with respect to the Chateaudun Closing only (1) at the Chateaudun Closing, Purchaser or the relevant Designated Purchaser shall pay, or cause to be paid, by wire transfer, to the Seller or applicable Designated Seller as the case may be, an amount equal to (i) the full amount of the price of the real estate as set forth in the notarial deed, and (ii) two thirds (2/3) of the sum of the applicable Facility/Design Estimated Net Assets Value, less US$2 million and (iii) the full amount of applicable Cash Flow Payment Amount referenced for such Facility/Design Closing set forth in Schedule 2.3(2) and (2) Seller or the relevant Designated Seller shall pay to Purchaser or the relevant Designated Purchaser the full amount of the Transition Payment applicable to the Chateaudun Closing set forth in Schedule 2.3(2). All amounts remaining due by Purchaser or the relevant Designated Purchaser in respect of the Chateaudun Closing shall be paid on November 21, 2005.
For any applicable Facility/Design Closing, other than the Chateaudun Closing, that occurs on or after May 1, 2005, the amount of the Initial Payment shall be one-third (1/3) of the (i) the applicable Facility/Design Estimated Net Assets Value, plus (ii) the applicable Cash Flow Payment Amount referenced for such Facility/Design Closing in Schedule 2.3(2) and the Remaining Closing Amount shall be paid in two (2) equal instalments according to the following payment schedule:

Payment Amount	Payment Due Date
1/2 of Remaining Closing Amount	the first day of the third month after the Applicable Closing Date
1/2 of Remaining Closing Amount	the first day of the sixth month after the Applicable Closing Date
The obligation to pay each Remaining Closing Amount in respect of each Facility/Design Closing shall be evidenced by a Promissory Note; provided however, that with respect to the Chateaudun Closing the Seller hereby waives such requirement for a Promissory Note.
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All payments made pursuant to this Section 2.3(3) shall be made in the currency referenced in the applicable VSHA, or otherwise in United States dollars; provided, however, that that payments made pursuant to the France Bill of Sale shall be made in United States Dollars.
Notwithstanding the above, the amount of each outstanding quarterly payment for each Facility/Design Closing will be adjusted up or down, as the case may be, to reflect any adjustments to the Facility/Design Purchase Price, if any, required pursuant to the provisions of Section 2.4, Section 7.2 and Section 7.3 of this Agreement; provided, however, that the amount paid for the Chateaudun Facility shall not be subject to adjustment.”
Section 4.4 Cash Flow and Transition Payments Schedule. Schedule 2.3.2 is hereby deleted in its entirety and replaced with the attached Schedule 2.3.2.
Section 4.5 Tax Identification Numbers. Section 3.3I is hereby deleted and replaced in its entirety with the following:
“I Flextronics Chateaudun SNC is registered for VAT in France under registration number “FR 32479733230.”
Section 4.6 Real Property. The following wording in the first sentence of Section 4.18 shall be deleted:
“that will be owned at the applicable Closing by the Seller or a Designated Seller in France, which include all of the real estate property”
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Section 4.7 Additional Covenant Regarding Retention Payments. The Parties acknowledge that they have previously agreed that if Purchaser caused certain employee retention plans to be put in place, in which the Transferring Employees would participate, that Seller would pay to Purchaser a portion of such retention plan costs. To reflect this obligation Section 5.35 will be added to the Purchase Agreement, as follows:
“Section 5.35. The Parties agree that if Purchaser or any Designated Purchaser causes certain employee retention plans to be put in place, in which the Transferring Employees participate, that Seller will pay to Purchaser or the relevant Designated Purchaser an amount equal to a portion of such retention plan costs. The amounts that Seller has agreed to pay are set forth on Exhibit “C” hereto. Seller’s obligation to pay any such amounts is conditioned upon (i) Purchaser putting written retention plans into effect for Transferring Employees, (ii) the relevant employees meeting the criteria set forth in such plans, (iii) Purchaser making the payments to such employees, and (iv) Purchaser providing adequate documentation to Seller reflecting the foregoing.
Section 4.8 Termination Date. Section 9.2(4) of the Purchase Agreement is amended by deleting the date “September 1, 2005” and replacing it with “June 1, 2006”.
Section 4.9 Additional Indemnifications Relating to Chateaudun Facility. The Parties have agreed to add the following provisions as Sections 5.36 and 5.37, respectively, to the Purchase Agreement:
“Section 5.36. Notwithstanding anything to the contrary in the Real Property Lease and in the Notarial Deed, each relating to the Chateaudun Facility, the Seller hereby undertakes, on its behalf and on behalf of the Designated Sellers, to indemnify and hold harmless the Purchaser and the Designated Purchaser for any and all losses, damages, expenses, costs (including related reasonable attorneys’ fees) that may be incurred by the (i) Designated Purchaser and its Affiliates, or the directors, officers, employees, agents, representatives, contractors and invitees of any of them, and (ii) Designated Sellers or any Affiliate of Seller and any directors, officers, employees, agents, representatives, contractors and invitees of any of them, for any damage to property to the Chateaudun Facility or injury to persons (but only to the extent such injury would have been covered under the type of construction insurance policy required by law at the date such insurance was required to be obtained) in connection with any construction on the Chateaudun Facility
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undertaken by or on behalf of the Designated Sellers during the ten-year period immediately prior to the Effective Date (i) that was structural in nature or that may have affected the structural integrity of the Chateaudun Property, (ii) that relates to construction for which the Seller or Designated Seller was required by regulation or law to have obtained construction insurance and (iii) is of a nature that would have been covered by a claim for insurance under the type of construction insurance policy required by law at the date such insurance was required to be obtained. This obligation to indemnify shall expire, as to each incident of such construction on the Chateaudun Property, ten years after the completion of each such construction; provided, however, that if the Seller or a Designated Seller can provide evidence of having obtained and paid the appropriate premiums for such required policies of insurance, and the Purchaser or Designated Purchaser is able (i) as a loss payee or otherwise, to recover proceeds from such insurance policies for property damage and personal injury claims as described above, and to receive from Seller an amount equal to one-half of the applicable deductible under such insurance policies, or (ii) if the applicable deductible under such policies is greater than the amount of the claim, then the Seller shall pay the amount of such claims, irrespective of any such insurance policy, then in either such event, the foregoing undertaking and indemnification shall be deemed to have been satisfied in full with respect to such claims made.
The above indemnification obligations are being provided by Seller in addition to those set forth in Section 7.2 of the Asset Purchase Agreement, and to the extent the provisions of Sections 7.1 are inconsistent with the above provisions, then Section 7.1 shall not apply to the above indemnification obligations to the extent of such inconsistency. Section 7.4(1) of the Asset Purchase Agreement shall not apply with respect to the above indemnification obligations, except that Seller’s liability for the indemnification obligations herein shall be included in the Seller Cap. Notwithstanding anything above to the contrary, the above indemnification obligation is not intended to limit any liability of the Seller or any Designated Seller to the extent that the claims for damages are determined to be Excluded Liabilities for which Seller retains responsibility under the Asset Purchase Agreement.
“Section 5.37. Notwithstanding anything to the contrary in the Real Property Lease related to the Chateaudun Facility, Seller, on behalf of itself and the Designated Sellers, agrees that neither Purchaser nor the Designated Purchaser shall have any obligation to indemnify Seller, the Designated Sellers or any Affiliate of Seller or any directors, officers, employees, agents, representatives, contractors and invitees of any of the foregoing, with respect
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to any claims, losses, damages, expenses, costs (including related attorneys’ fees) for injury or damage, as a result of the presence of asbestos in Building U3 of the Chateaudun Facility (the “U3 Building”) that existed as of the Effective Date, including without limitation, any expenses relating to vacating the U3 Building due to any remediation or other work required by law or regulation to remove such asbestos.
In addition, and notwithstanding anything to the contrary in the Real Property Lease or the Notarial Deed, each related to the Chateaudun Facility, the Seller hereby undertakes, on its behalf and on behalf of the Designated Sellers, to indemnify and hold harmless the Purchaser, the Designated Purchaser and any Affiliate of Purchaser, and any directors, officers, employees, agents, representatives, contractors and invitees of any of the foregoing, against any claims, losses, damages, expenses, costs (including related attorneys’ fees) for personal injury or damage to property by any directors, officers, employees, agents, representatives, contractors and invitees of Seller, the Designated Sellers, or any Affiliate of Seller, related to the presence of the asbestos in the U3 Building that existed as of the Effective Date and for which the basis of the claims arose as a result of the presence of such parties in the U3 Building during the term of the Real Estate Lease for the U3 Building. In the immediately preceding sentence, the terms “contractors” and “invitees” expressly exclude any officers, directors, employees and agents of Purchaser, Designated Purchaser or any Affiliate of Purchaser, as well as any their contractors, invitees or representatives who were not separately invitees of Seller or any Designated Seller or Affiliate of Seller. The foregoing undertakings and indemnification shall only apply for a term of five (5) years after the actual term of the Real Property Lease.
The above indemnification obligations are being provided by Seller in addition to those set forth in Section 7.2 of the Asset Purchase Agreement, and to the extent the provisions of Sections 7.1 are inconsistent with the above provisions, then Section 7.1 shall not apply to the above indemnification obligations to the extent of such inconsistency. Section 7.4(1) of the Asset Purchase Agreement shall not apply with respect to the above indemnification obligations, except that Seller’s liability for the indemnification obligations herein shall be included in the Seller Cap. Notwithstanding anything above to the contrary, the above indemnification obligations, and limits thereon, are not intended to limit any liability of the Seller or any Designated Seller to the extent that the claims for damages are determined to be Excluded Liabilities for which Seller retains responsibility under the Asset Purchase Agreement.”
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Section 4.10 Amended and Restated Transaction Documents.
     All references to any Transaction Document in the Purchase Agreement shall be to that agreement, as amended by the parties from time to time.
ARTICLE 5
CERTAIN CLOSING DELIVERABLES AND CONDITIONS
Section 5.1 Waiver of Section 8.1(9) Condition Regarding the arrêté d’autorisation d’exploiter. In consideration of the agreement by Nortel Networks S.A. to provide undertakings to Flextronics Chateaudun SNC for certain costs, as set forth in Section 1.4 of the France APA, the Purchaser hereby waives the condition that the arrêté d’autorisation d’exploiter and any arrêtés complementaires for the Chateaudun Facility be delivered at the Closing.
Section 5.2 Acknowledgement of Delivery of Chateaudun Environmental Report. Purchaser and the Designated Purchaser acknowledge receipt from the Seller of the Chateaudun Phase II environmental report required to be delivered pursuant to Section 8.1(14) of the Purchase Agreement.
ARTICLE 6
DELIVERED AND REVISED SCHEDULES
Section 6.1 Delivered Schedules to the Purchase Agreement.
     In relation to the Chateaudun Closing and pursuant to Section 5.1(3) of the Purchase Agreement, the Parties hereby acknowledge delivery by the Seller or Purchaser, as the case may be, and acceptance by the Seller or Purchaser, as the case may be, of the delivered schedules attached to this Amending Agreement as Exhibit “A”. For greater certainty, these schedules are provided only in relation to the Chateaudun Closing.
Section 6.2 List of Delivered Schedules.
     The schedules delivered pursuant to Section 6.1 of this Agreement are listed on Exhibit “B”.
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ARTICLE 7
FULL FORCE
Section 7.1 Full Force and Effect.
     Other than for the foregoing amendments, the Purchase Agreement and certain schedules thereto, all other agreements agreed to or entered into as of June 29, 2004, the First Amending Agreement and the Second Amending Agreement shall remain in full force and effect, unamended.
ARTICLE 8
GOVERNING LAW
     This Amending Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.
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     IN WITNESS WHEREOF the parties hereto have duly executed this Amending Agreement as of the day, month and year first above written.

FLEXTRONICS TELECOM SYSTEMS LTD.
By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Authorized Signatory

NORTEL NETWORKS LIMITED
By:	/s/ Peter Murphy
	Name:	Peter Murphy
	Title:	Global Supply Chain Operations

FLEXTRONICS INTERNATIONAL LTD., acting through its Hong Kong branch
By:	/s/ Manny Marimuthu
	Name:	Manny Marimuthu
	Title:	Authorized Signatory

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EXHIBIT “A”
DELIVERED SCHEDULES
See attached.
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EXHIBIT “B”
LIST OF DELIVERED SCHEDULES

Schedule	Delivering Party
Schedule 1.1 – Designated Purchasers and Purchase Price Allocations	NNL / Flex
Schedule 1.1(33) – Collective Labour Agreements	NNL
Schedule 1.1(37) — Contracts	NNL
Schedule 1.1(44) – Design Employees	NNL
Schedule 1.1(57) — End of Life Inventory	NNL
Schedule 1.1(63) — Equipment At Third Party Locations	NNL
Schedule 1.1(113) — Inventory	NNL
Schedule 1.1(118) – IS Software	NNL
Schedule 1.1(122) — Key Employees	NNL
Schedule 1.1(123)(i) — NNL’s “Knowledge” List	NNL
Schedule 1.1(123)(ii) — Flex’s “Knowledge” List	Flex
Schedule 1.1(124) – Law	NNL
Schedule 1.1(125) — Leased Equipment	NNL
Schedule 1.1(133) — Logistics Employees	NNL
Schedule 1.1(173) — Permitted Encumbrances	NNL
Schedule 1.1(199) — Repair Employees	NNL
Schedule 1.1(200) — Repair Inventory	NNL
Schedule 2.1(1)(d) — Owned Equipment	NNL
Schedule 2.1(1)(l) — Operating Permits	NNL
Schedule 2.1(1)(n) — Security Deposits	NNL
Schedule 2.1(1)(q) — Prepaid Expenses	NNL
Schedule 2.1(2)(p) — Other Excluded Assets	NNL
Schedule 2.3(2) — Cash Flow Payments	NNL
Schedule 2.6 — List of PCs and Ancillary Equipment To Be Transferred	NNL
Schedule 3.2(2) Flex’ Conflicts Exceptions	Flex
Schedule 3.6 — Flex’ Employee Plans and Actions	Flex
Schedule 4.1(3) — Nortel Subsidiaries Conducting Operations	NNL
Schedule 4.10 — Litigation	NNL
Schedule 4.11(1) — NNL’s Employee Plans	NNL
Schedule 4.11(2) — Compensation and Benefit Claims	NNL
Schedule 4.12(1) — Employees	NNL
Schedule 4.12(2) — Work Stoppages	NNL
Schedule 4.12(3) — Compliance with Employment Law Exception	NNL
Schedule 4.12(4) — Leave Employees	NNL
Schedule 4.12(5) — Long-Term Disability Leave Employees	NNL

Schedule	Delivering Party
Schedule 4.12(6) — Labour Relations Exceptions	NNL
Schedule 4.12(7) — Visa Employees	NNL
Schedule 4.12(8) — Workers’ Compensation Law Exceptions	NNL
Schedule 4.12(9) — Employee Accrued and Unused Vacation	NNL
Schedule 4.12(10) — Design, Repair and Logistics Employees	NNL
Schedule 4.12(11) — Collective Labour Agreement	NNL
Schedule 4.12(13) – U.S. Employee Job-Related Felony Convictions	NNL
Schedule 4.15 — Inventory Exceptions	NNL
Schedule 4.16 — Environmental Matters	NNL
Schedule 4.17 — Equipment Exceptions	NNL
Schedule 4.18 — Real Estate Exceptions	NNL
Schedule 4.19 — Sufficiency of Assets	NNL
Schedule 4.2(2) — NNL’s Conflicts Exceptions	NNL
Schedule 4.20 — Other Purchase Agreements	NNL
Schedule 4.21 — Government Assistance Programs	NNL
Schedule 4.3 — Financial Information	NNL
Schedule 4.5 — Absence of Certain Developments	NNL
Schedule 4.6 — Compliance with Laws, Permits and Licenses Exceptions	NNL
Schedule 4.8 — Contracts Exceptions	NNL
Schedule 4.8(9) — Other Third Party Payment Exceptions	NNL
Schedule 4.8(10) — Company-Wide Contracts Rights or Licenses	NNL
Schedule 4.9(1) — Other Intellectual Property Agreements/ Obligations	NNL
Schedule 4.9(2) — Intellectual Property Rights Claims Exceptions	NNL
Schedule 4.9(3) — Intellectual Property Rights Infringement Exceptions	NNL
Schedule 5.1(2) — Filings and Approvals	Flex
Schedule 5.2 — Operation of Business Exception	NNL